                                                      Rule 424(b)(3)
                                               Registration No. 333-87793


                  PRICING SUPPLEMENT NO. 2582 DATED February 18, 2000 TO PROSPECTUS SUPPLEMENTAL DATED OCTOBER 8, 1999
                    AND BASE PROSPECTUS DATED OCTOBER 7, 1999

 Issuer:                        National Rural Utilities CFC

 Principal Amount:              $100,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           02/24/2000


 Maturity Date:                 04/16/2001


 Interest Rate:                 6.90% per annum


 Record Dates:                  Each January 1 and July 1


 Interest Payment Dates:        Each January 15 and July 15


 Redeemable Date:               None


 Agent's Commission:            None


 Form of Note
 (Book-Entry or Certificated):  Certificated


 Other Terms:                   None





Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $8,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $5,424,263,000 Series C
have been issued.